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                                                                    EXHIBIT 5.01


                                 March 23, 1999


Integrated Device Technology, Inc.
2975 Stender Way
Santa Clara, CA  95054

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about March 24, 1999, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,251,968 shares of the common stock (the "Stock") of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), to be issued pursuant to the Agreement and Plan of Merger dated as of November 1, 1998, among you, Quality Semiconductor, Inc. and Penguin Acquisition, Inc., (the "Merger Agreement").

     In rendering this opinion, we have examined the following:


     (1) your registration statement on Form 8-A filed with the Commission on December 23, 1998;

     (2) the Registration Statement, together with the Exhibits filed as a part thereof;

     (3) the Proxy Statement/Prospectus prepared in connection with the Registration Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (5) the stock records for both you and Penguin Acquisition, Inc., that you have provided to us (consisting of oral verification from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated as of March 23, 1999 verifying the number of such issued and outstanding securities);

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and

     (7) the Company's fiscal 1998 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K.

     By telephone call to the offices of the Commission, we have also confirmed the continued effectiveness of the Company' registration under the Securities Exchange Act of 1934, as

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amended (the "Exchange Act"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and/or records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the up to 6,251,968 shares of Stock to be issued by you, when issued, sold and delivered in accordance with the terms of the Merger Agreement and as provided in the relevant Proxy Statement/Prospectus and the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Proxy Statement/Prospectus constituting a part thereof and any amendments thereto.


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     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above issuance of the Stock and is not to be relied upon for any other purpose.


                                             Very truly yours,


                                             FENWICK & WEST LLP


                                             By: /s/ Fenwick & West
                                                --------------------------------
                                                Dennis DeBroeck, a partner



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